INCENTIVE BONUS AGREEMENT


      THIS INCENTIVE BONUS AGREEMENT (this "Agreement") is made and entered into as of April 24, 2000, by and between AMRESCO, INC., a Delaware corporation (together with its subsidiaries, "AMRESCO"), L. KEITH BLACKWELL (the "Executive") and each other person listed on Exhibit A hereto (together with the Executive, the "Eligible Employees").

                        R E C I T A L S:

A. AMRESCO recognizes that the current business environment makes it difficult to attract and retain highly qualified executives who can utilize their talents to increase and maximize stockholder value unless a certain degree of security can be offered with respect to such individuals' compensation and continued employment; and

B. AMRESCO desires to reward the Eligible Employees for services provided in connection with the management of
     AMRESCO and for the Eligible Employees' services in connection with improvements in, and realization of, the value of AMRESCO; and

C. The Board of Directors of AMRESCO (the "Board") believes that it is in the best interests of AMRESCO and its stockholders for AMRESCO to align the economic interest of the Eligible Employees with those of AMRESCO and its stockholders and provide the Eligible Employees with compensation which is reasonable and currently competitive with those of other corporations in similar financial and business situations and, in order to accomplish these objectives, the Board has caused AMRESCO to enter into this Agreement; and

D.   The   Eligible  Employees  and  AMRESCO  have  reached   the
     following agreement relating to the Eligible Employees' rendering of personal services to AMRESCO.

                       A G R E E M E N T:

      NOW, THEREFORE, in consideration of the premises, and the mutual promises and conditions contained herein, the parties hereto agree as follows:

     1. TERM. This Agreement shall commence on the date hereof, and shall continue until March 31, 2005. On March 31, 2005 (and on each one-year anniversary thereafter) the term hereof shall be extended automatically for successive one-year periods, unless no fewer than thirty (30) days prior to March 31, 2005, or the appropriate March 31 thereafter, AMRESCO shall have delivered written notice to the Executive that AMRESCO wishes to terminate the automatic annual renewal of this Agreement. Notwithstanding termination of any Eligible Employees' employment, this Agreement shall remain in effect until all of the obligations hereunder of the parties are satisfied.

     2.   BONUS AWARDS.

     2.1 Awards. Each Eligible Employee will be eligible to receive an Award (defined in this Section 2.1) if (a) such Eligible Employee is employed by AMRESCO on the date of a Change of Control (defined in Section 4); (b) such Eligible Employee's employment is terminated by AMRESCO without Cause (defined in
Section 3.1) prior to a Change of Control; or (c) such Eligible Employee terminates his or her employment for Good Reason
(defined   in  Section  3.2)  prior  to  a  Change  of   Control.
Termination  of  an  Eligible  Employee's  employment  under  the
circumstances  described  in  item  (b)  or  item  (c)   of   the
immediately-preceding  sentence  is  referred  to  herein  as   a
"Termination Event." An Eligible Employee's "Award" shall be an amount equal to the product of the Bonus Pool (as defined in Section 2.3 and as applicable to the Termination Event or Change of Control that gives rise to such Award) multiplied by the percentage set forth opposite such Eligible Employee's name on Exhibit A; provided, however, that an Eligible Employee's Award may be adjusted as provided in Section 2.3(c) and the percentage set forth opposite an Eligible Employee' name may be adjusted as set forth in Section2.2.

     2.2 Termination of Status as an Eligible Employee. A person listed on Exhibit A shall cease to be an Eligible Employee hereunder (and shall cease to be eligible for any Award) if, prior to the occurrence of a Change of Control or a Termination Event relating to such person, such person's employment is (a) terminated by AMRESCO for Cause or (b) terminated by such person
for   any   reason   other  than  for   Good   Reason   (each   a
"Disqualification Event"). If any person ceases to be an Eligible Employee due to any Disqualification Event, the percentages set forth on Exhibit A opposite the name of the individuals who
continue   to  be  Eligible  Employees  shall  automatically   be
increased, pro rata (without the need for any amendment hereto), such that the sum of the adjusted percentages is equal to the sum of (x) the percentages of such individuals as in effect prior to such adjustments, plus (y) the percentage set forth opposite the name of the person who was the subject of the Disqualification Event.

     2.3 Bonus Pool. The "Bonus Pool" shall be determined as follows:

            (a)   Termination Event.  If the Bonus Pool is to  be
       calculated  for  an  Award  or  Awards  to  be   paid   in
       connection with a Termination Event, the Bonus Pool shall be $5.0 million.

            (b) Change of Control. If the Bonus Pool is to be calculated for an Award or Awards to be paid in connection with a Change of Control, the Bonus Pool shall be an amount equal to the remainder of (i) the sum of (A) $5.0 million and (B) ten percent (10%) of the Actual Value (defined in this Section 2.3) of the Company in excess of $200.0 million, minus (ii) the amount (if any) paid by AMRESCO as an Award or Awards in connection with any Termination Event occurring prior to the date of such Change of Control.

            (c) Adjustment for Change of Control within Six Months of a Termination Event. If an Eligible Employee receives an Award in connection with a Termination Event, and AMRESCO is subject to a Change of Control that is effective not more than six (6) months after the date of such Termination Event, then AMRESCO shall determine whether the Bonus Pool for the Change of Control is greater than $5.0 million. If the Change of Control Bonus Pool is larger, then AMRESCO shall pay to such Eligible Employee an additional payment (a "Top-Up") equal to the remainder of (i) the product of (A) the Bonus Pool (as calculated for such Change of Control) multiplied by (B) the percentage set forth opposite such Eligible Employee's name on Exhibit A (as in effect as of the Termination Event), minus (ii) the Amount of the Award paid upon such Termination Event.

            (d) Maximum Bonus Pool. Notwithstanding any provision hereof to the contrary, the total Bonus Pool paid out to all the Eligible Employees shall not exceed $25.0 million.

     "Actual Value" means the total enterprise value of AMRESCO (determined without giving effect to the payment of any Award or Awards to be paid or to be paid hereunder and further determined as if any distributions to, or stock repurchases from, AMRESCO's stockholders (to the extent any such transactions occur during the period beginning on the date hereof and ending on the date of any Change of Control) had not occurred, but instead determining Actual Value as if AMRESCO had retained the funds used in such transactions), as determined in good faith by mutual agreement of the Board and the Executive (who is hereby appointed to serve as attorney-in-fact for such purpose on behalf of each Eligible Employee); provided, however, that if the Executive and the Board are not able to agree on the Actual Value of the Company (or a formula for determining Actual Value) by a date that is not less than ten (10) business days before the date of the proposed Change of Control, then such Actual Value shall be as determined by an investment banking firm of nationally-recognized reputation that is mutually acceptable to the Board and the Executive. If the Executive ceases at any time to be an Eligible Employee, or otherwise becomes unable to serve as the attorney-in-fact hereunder, then the next Eligible Employee (as listed on Exhibit
A) who continues as an Eligible Employee shall serve as attorney-in-fact for all the Eligible Employees for the purposes set forth in this paragraph and for the purpose of receiving any non-renewal notices under Section 1.

     2.4 Payment of Bonuses. AMRESCO shall pay each Award in cash in a lump sum, minus applicable payroll withholdings, not later than
(a) the 30th day after the Date of Termination or (b) the date on which the Change of Control of AMRESCO occurs, as applicable.

     3.   TERMINATION OF EMPLOYMENT.

     3.1 Cause. For the purposes hereof, AMRESCO shall have "Cause" to terminate an Eligible Employee's employment hereunder upon (a)
the willful and continued failure by such Eligible Employee to perform his or her duties with AMRESCO (other than any such failure resulting from incapacity due to physical or mental illness) after the Board delivers to such Eligible Employee a written demand for substantial performance which specifically identifies the manner in which the Board believes that such Eligible Employee has not substantially performed his or her duties or (b) the willful engaging by such Eligible Employee in
gross   misconduct  materially  and  demonstrably  injurious   to
AMRESCO. For purposes of this Section 3.1, no act, or failure to act, on an Eligible Employee's part shall be considered "willful" if, in such Eligible Employee's sole judgment, his or her action or omission was done, or omitted to be done, in good faith and with a reasonable belief that his or her action or omission was in the best interests of AMRESCO. Notwithstanding the foregoing, solely for purposes of clauses (a) and (b) of the first sentence of this Section 3.1, no Eligible Employee shall be terminated for Cause unless and until there shall have been delivered to such Eligible Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for such Eligible Employee, together with counsel for such Eligible Employee, to be heard before the Board), finding that in the good faith opinion of the Board such Eligible Employee was guilty of conduct set forth above in clauses (a) or
(b) of the first sentence of this Section 3.1 and specifying the particulars thereof in reasonable detail.

     3.2 Good Reason. An Eligible Employee may terminate his or her employment for Good Reason. For purposes hereof, "Good Reason" shall mean:

          (a) Without such Eligible Employee's express written consent, the assignment to him or her of any duties inconsistent with his or her positions, duties, responsibilities and status with AMRESCO as of a date immediately prior to such changed assignment, or a change in his or her reporting responsibilities, titles or offices, or any removal of such Eligible Employee from, or any failure to re-elect such Eligible Employee to, any of such positions, except in connection with the termination of his or her employment for Cause, death, retirement or by such Eligible Employee other than for Good Reason;

          (b) A reduction by AMRESCO in such Eligible Employee's base salary as in effect as of the date hereof and as increased from time to time;

          (c) A reduction by AMRESCO in the bonus payable to such Eligible Employee in any year below a percentage (however, for Bradford A. Wagoner it shall be a reduction of his bonus below $50,000) of such Eligible Employee's then base salary equal to the average percentage of such Eligible Employee's base salary represented by the bonuses received by such Eligible Employee for the three (3) years (or, if shorter, the years of such Eligible Employee's employment by AMRESCO) immediately preceding the year in which a termination of employment occurs as percentages of his or her base salary in each of such three (3) years (or shorter number of years). By way of example, but not in limitation of the provisions of this paragraph (c), assume a termination of employment occurs in 2001, and such Eligible Employee received bonuses for each of 1998, 1999, and 2000 as follows: 30% of his or her base salary for 1998; 50% of his or her base salary for 1999; and 50% of his or her base salary for 2000. If such Eligible Employee receives a bonus for 2001 which is less than 43.33% of his or her 2001 base salary, such Eligible Employee shall have "Good Reason" for terminating his or her employment under this Section 3.2. If such Eligible Employee was only employed during 1999 and 2000, using the same facts as recited herein, such Eligible Employee would have "Good Reason" to terminate his or her employment if his or her 2001 bonus was less than 50% of his or her 2001 base salary;

          (d) AMRESCO's requiring such Eligible Employee to be based anywhere other than either AMRESCO's offices at which such Eligible Employee is based as of the date hereof or at AMRESCO's offices which are no more than 75 miles from the offices at which such Eligible Employee is based as of the date hereof, except for required travel on AMRESCO's business to an extent substantially consistent with his or her business travel obligations as of the date hereof, or, in the event such Eligible Employee consents to any relocation beyond such 75-mile radius, the failure by AMRESCO to pay (or reimburse such Eligible Employee) for all reasonable moving expenses incurred by him or her relating to a change of his or her principal residence in connection with such relocation and to indemnify such Eligible Employee against any loss (defined as the difference between the actual sale price of such residence and the greater of (i) his or her aggregate investment in such residence or (ii) the fair market value of such residence as determined by a real estate appraiser designated by such Eligible Employee and reasonably satisfactory to AMRESCO) realized on the sale of such Eligible Employee's principal residence in connection with any such change of residence;

          (e) The failure by AMRESCO to continue in effect any benefit or compensation plan (including but not limited to any stock option plan, pension plan, life insurance plan, health and accident plan or disability plan) in which such Eligible Employee is participating as of the date hereof (or plans providing substantially similar benefits), the taking of any action by AMRESCO which would adversely affect such Eligible Employee's participation in or materially reduce his or her benefits under any of such plans or deprive him or her of any material fringe benefit enjoyed by him or her, or the failure by AMRESCO to provide such Eligible Employee with the number of paid vacation days to which he is then entitled on the basis of years of service with AMRESCO in accordance with AMRESCO's normal vacation policy in effect as of the date hereof;

          (f) Any failure of AMRESCO to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 6.1;

          (g) Any purported termination of such Eligible Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.3 (and, if applicable, Section 3.1); and for purposes hereof, no such purported termination shall be effective; or

          (h) Eligible Employee's death or his or her incapacity due to physical or mental illness results in his or her absence from his or her duties with AMRESCO on a full-time basis for one hundred twenty (120) consecutive days.

     For   purposes   of  this  Section  3.2,  any   good   faith
determination of "Good Reason" made by an Eligible Employee shall be conclusive and binding on the parties.

     3.3 Notice of Termination. Any termination pursuant to the foregoing provisions of this Article 3 (including termination due to an Eligible Employee's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision herein relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of such Eligible Employee's employment under the provision so indicated. In the event that such Eligible Employee seeks to terminate his or her employment with AMRESCO pursuant to Section 3.2, he or she must communicate his or her written Notice of Termination to AMRESCO within sixty (60) days of being notified of such action or actions by AMRESCO which constitute Good Reason for termination.

     3.4 Date of Termination. "Date of Termination" shall mean (a) if this Agreement is terminated pursuant to Section 3.2, the date specified in the Notice of Termination and (b), if such Eligible Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

     4. Change of Control. For purposes hereof, a "Change of Control" shall mean any one of the following: (i) Continuing
Directors (the Term "Continuing Director" means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors.) no longer constitute a majority of the Board; (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended {Rule 13d-5}), together with his or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of AMRESCO's then outstanding securities entitled generally to vote for the election of AMRESCO's directors; (iii) the merger or consolidation of AMRESCO with any other entity if AMRESCO is not the surviving entity and any person or group of persons (as defined in Rule 13d-5), together with his or its affiliates, is the beneficial owner, directly or indirectly, of 25% or more of the surviving entity's then outstanding securities entitled generally to vote for the election of the surviving entity's directors; or (iv) the sale of all or substantially all of the assets of AMRESCO or the liquidation or dissolution of AMRESCO.

     5.   Taxes.

     5.1 Gross-Up Payment. In the event it shall be determined that any payment, distribution or benefit of any type by AMRESCO to or for the benefit of such Eligible Employee, whether paid or payable or distributed or distributable pursuant to the terms hereof or otherwise (the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then such Eligible Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by such Eligible Employee of all taxes (including additional excise taxes imposed upon the Gross-Up Payment), such Eligible Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. AMRESCO shall pay the Gross-Up Payment to such Eligible Employee within thirty (30) business days after such Eligible Employee's Termination Date or the Change of Control whichever is appropriate.

     5.2 Determination by Accountant. All determinations required to be made under this Article 5, including whether a Gross-Up
Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm retained by AMRESCO on the date of the Termination Date or Change of Control
(the "Accounting Firm"), which shall provide detailed supporting calculations both to AMRESCO and such Eligible Employee within fifteen (15) business days of the Termination Date or Change of Control, if applicable, or such earlier time if requested by AMRESCO. If the Accounting Firm determines that no Excise Tax is payable by such Eligible Employee, it shall furnish such Eligible Employee with an opinion that he or she has substantial authority not  to  report any Excise Tax on his or her federal  income  tax
return.   Any  determination  by the  Accounting  Firm  shall  be
binding upon AMRESCO and such Eligible Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by AMRESCO should have been made ("Underpayment"), consistent with the calculations required to be made hereunder.
In  the  event  that  AMRESCO exhausts its remedies  pursuant  to
Section 5.3 and such Eligible Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by AMRESCO to or for the benefit of such Eligible Employee.

     5.3 Notification Required. Such Eligible Employee shall notify AMRESCO in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by AMRESCO of the Gross-Up Payments. Such notification shall be given as soon as practicable but no later than ten (10) business days after such Eligible Employee knows of such claim and shall apprise AMRESCO of the nature of such claim and the date on which such claim is requested to be paid. Such Eligible Employee shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to AMRESCO (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If AMRESCO notifies such Eligible Employee in writing prior to the expiration of such period that it desires to contest such claim, such Eligible Employee shall:

          (a) give AMRESCO any information reasonably requested by AMRESCO relating to such claim;

          (b) take such action in connection with contesting such claim as AMRESCO shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney paid by AMRESCO reasonably selected by AMRESCO,

          (c) cooperate with AMRESCO in good faith in order to effectively contest such claim,

          (d) permit AMRESCO to participate in any proceedings relating to such claim, provided, however, that AMRESCO shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall defend, indemnify and hold such Eligible Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of  such  representation any payment of costs and  expenses.
     Without limitation on the foregoing provisions of this Section
     5.3, AMRESCO shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeal, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct such Eligible Employee to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and such Eligible Employee agrees to
     prosecute  such  contest  to  a  determination  before   any
     administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as AMRESCO shall determine;
     provided, however, that if AMRESCO directs such Eligible Employee to pay such claim and sue for a refund, AMRESCO shall advance the amount of such payment to such Eligible Employee, on an interest-
     free basis and shall defend, indemnify and hold such Eligible
     Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to the payment of taxes for the taxable year of such Eligible Employee with respect to which such contested amount is claimed to be due
     is  limited  solely to such contested amount.   Furthermore,
     AMRESCO's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and such Eligible Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     5.4 Repayment. If, after the receipt by such Eligible Employee of an amount advanced by AMRESCO pursuant to Section 5.1, such Eligible Employee becomes entitled to receive any refund with respect to such claim, such Eligible Employee shall (subject to
AMRESCO's  complying  with  the  requirements  of  Section   5.3)
promptly pay to AMRESCO the amount of such refund (together  with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by such Eligible Employee of an
amount   advance   by  AMRESCO  pursuant  to   Section   5.1,   a
determination is made that such Eligible Employee shall not be entitled to any refund with respect to such claim and AMRESCO does not notify such Eligible Employee in writing of its intent to contest such denial of refunding prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     5.5 Mitigation or Set-off of Amounts Payable Hereunder. Such Eligible Employee shall not be required to mitigate the amount of any payment provided for in Article 2 or this Article 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Article 5 be reduced by any compensation earned by such Eligible Employee as the result of employment by another employer after the Date of Termination, or
otherwise.   AMRESCO's obligations hereunder also  shall  not  be
affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which AMRESCO may have against such Eligible Employee.

     6.   SUCCESSORS; BINDING AGREEMENT.

     6.1 Successors of AMRESCO. AMRESCO will require any successor (whether direct or indirect, by purchase, merger, consolidation or  otherwise) to all or substantially all of the business and/or
assets   of   AMRESCO,  by  agreement  in  form   and   substance
satisfactory to such Eligible Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that AMRESCO would be required to perform it if such
Eligible   Employee  had  terminated  employment  but   no   such
succession had taken place. Failure of AMRESCO to obtain such agreement prior to the effectiveness of any such succession shall be a breach hereof and shall entitle such Eligible Employee to compensation from AMRESCO in the same amount and on the same terms as such Eligible Employee would be entitled hereunder if such Eligible Employee terminated his or her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used herein, "AMRESCO, INC." shall mean AMRESCO as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6.1 or which otherwise becomes bound by all the terms and provisions hereof by operation of law.

     6.2 Such Eligible Employee's Heirs, etc. This Agreement shall inure to the benefit of and be enforceable by such Eligible
Employee's   personal   or   legal  representatives,   executors,
administrators, successors, heirs, distributees, devisees and legatees. If such Eligible Employee should die while any amounts would still be payable to him or her hereunder as if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms hereof to his or her designee or, if there be no such designee, to his or her estate.

     6.3 Notice. For the purposes hereof, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to AMRESCO at its principal place of business and to such Eligible Employee at his or her address as shown on the records of AMRESCO, provided that all notices to AMRESCO shall be directed to the attention of the Chief Executive Officer of AMRESCO with a copy to the Secretary of AMRESCO, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     6.4 Miscellaneous. No provisions hereof may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by such Eligible Employee and such officer as may be specifically designated by the Board (which shall in any event include AMRESCO's Chief Executive Officer). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision hereof to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly herein. This Agreement is in addition to any and all severance compensation agreements, severance plans, severance policies, practices, arrangements or programs, written or unwritten, that the Employer may have had in effect for such Eligible Employee from time to time prior to the date hereof.

     6.5 Validity. The invalidity or unenforceability of any provisions hereof shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     6.6 Non-Exclusivity of Rights. Nothing herein shall prevent or limit such Eligible Employee's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs, including, but not limited to any severance agreement(s) to which such Eligible Employee is a party to, provided by AMRESCO and for which such Eligible Employee may qualify, nor shall anything herein limit or otherwise affect such rights as such Eligible Employee may have under any stock option or other agreements with AMRESCO. Amounts which are vested benefits or which such Eligible Employee is otherwise entitled to receive under any plan, practice, policy or program of AMRESCO at or subsequent to the Date of Termination or Change of Control shall be payable in accordance with such plan, practice, policy or program.

     6.7 Legal Expenses. AMRESCO agrees to pay, upon written demand therefor by such Eligible Employee, all legal fees and expenses which such Eligible Employee may reasonably incur as a result of any dispute or contest (regardless of the outcome thereof) by or with AMRESCO or others regarding the validity or enforceability of, or liability under, any provision hereof (including as a result of any contest about the amount of any payment pursuant to
Section 5.2), plus in each case interest at the "applicable Federal rate" (as defined in Section 1274(d) of the Code). In any such action brought by such Eligible Employee for damages or to enforce any provisions hereof, he shall be entitled to seek both legal and equitable relief and remedies, including, without
limitation,   specific   performance  of  AMRESCO's   obligations
hereunder, in his or her sole discretion.

     6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but
all   of  which  together  will  constitute  one  and  the   same
instrument.

     6.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas, without giving effect to principles of conflict of laws.

     6.10 Captions and Gender. The use of captions, Article and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns herein is for purposes of convenience and includes either sex who may be a signatory.



      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                              AMRESCO, INC.


                              By:
                              Name:   Robert H. Lutz, Jr.
                              Title:  President and
                                      Chief Executive Officer


                                      L. Keith Blackwell


                                      Ronald B. Kirkland


                                      Pamela L. Ragon


                                      Charles Bruce Robertson


                                      Bradford A. Wagoner

Exhibit A


     Name                     Share


1.   L. Keith Blackwell             40%

2.   Ronald B. Kirkland             20%

3.   Charles Bruce Robertson        20%

4.   Bradford A. Wagoner            10%

5.   Pamela L. Ragon                10%